Exhibit 5.2

To	Westpac Banking Corporation Westpac Place 275 Kent Street Sydney, New South Wales 2000

	CONFIDENTIAL and privileged	1 July 2025

Ladies and Gentlemen

Westpac Banking Corporation (“Bank”)

US$750,000,000 4.354% Notes due 1 July 2030 and US$750,000,000 Floating Rate Notes due 1 July 2030 (together, the “Notes”) offered on 24 June 2025 and issued on 1 July 2025 pursuant to a Senior Indenture, dated as of 1 July 1999 (the “Base Indenture”), between the Bank and The Bank of New York Mellon as successor to The Chase Manhattan Bank, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of 27 August 2009, between the Bank and the Trustee (the “First Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of 14 August 2012, between the Bank and the Trustee (the “Fifth Supplemental Indenture”), the Seventeenth Supplemental Indenture, dated as of 9 November 2016, between the Bank and the Trustee (the “Seventeenth Supplemental Indenture”), the Twenty-Fifth Supplemental Indenture, dated as of 9 November 2018, between the Bank and the Trustee (the “Twenty-Fifth Supplemental Indenture”) and the Twenty-Eighth Supplemental Indenture, dated as of 16 January 2020, between the Bank and the Trustee (the “Twenty-Eighth Supplemental Indenture”) (collectively with the Base Indenture, the First Supplemental Indenture, the Fifth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Twenty-Fifth Supplemental Indenture and the Twenty-Eighth Supplemental Indenture, the “Amended Base Indenture”), and as further supplemented by the Thirty-Sixth Supplemental Indenture, dated 1 July 2025, between the Bank and the Trustee, providing for the Notes (the “Thirty-Sixth Supplemental Indenture”; the Amended Base Indenture, as supplemented by the Thirty-Sixth Supplemental Indenture, is referred to herein as the “Indenture”)

We refer to the filing with the Securities and Exchange Commission (“SEC”) under the United States Securities Act 1933, as amended (“Securities Act”), of the following documents in respect of which we have acted as your legal advisers in New South Wales (“NSW”) and the Commonwealth of Australia (“Australia”) (together the “Relevant Jurisdictions”):

•	the Registration Statement of the Bank on Form F-3ASR dated 5 November 2024 relating to the registration of Senior Debt Securities (“Registration Statement”);

•	the Prospectus dated 5 November 2024 (“Base Prospectus”); and

•	the Prospectus Supplement dated 24 June 2025 in connection with the issue of the Notes (“Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

This opinion relates only to the laws of the Relevant Jurisdictions, as interpreted by courts of the Relevant Jurisdictions, at 9.00am (Sydney time) on the date of this opinion. We express no opinion about the laws of any other jurisdiction or (except as expressly provided in paragraph 4) factual matters.

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This opinion is given on the basis that it will be construed in accordance with the laws of NSW. Anyone relying on this opinion agrees that this opinion and all matters (including, without limitation, any liability) arising in any way from it are to be governed by the laws of NSW and will be subject to the non-exclusive jurisdiction of NSW.

1	Documents

We have examined copies (certified or otherwise identified to our satisfaction) of, and rely on, the following documents:

(a)	the Registration Statement and the Prospectus and the following documents which are incorporated by reference into the Prospectus:

(i)	the annual report on Form 20-F for the year ended 30 September 2024 (“Form 20-F”);

(ii)	the information contained in Exhibit 1 (2024 Pillar 3 Report) to the Bank’s report on Form 6-K dated 4 November 2024;

(iii)	the information contained in the Bank’s report on Form 6-K (Retirement of Group Executive, HR), excluding Exhibit 1, dated 5 November 2024;

(iv)	the information contained in the Bank’s report on Form 6-K (Retirement of Non-Executive Directors), excluding Exhibit 1, dated 5 November 2024;

(v)	the exhibits attached to the Bank’s report on Form 6-K dated 20 November 2024;

(vi)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 17 December 2024;

(vii)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 4 February 2025;

(viii)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 10 February 2025;

(ix)	the information contained in the Bank’s report on Form 6-K, including the information set forth in Exhibit No. 1, but excluding the information set forth in Exhibit No. 2 and Exhibit No. 3, dated 18 February 2025;

(x)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 21 February 2025;

(xi)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 7 March 2025;

(xii)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 14 March 2025;

(xiii)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 17 March 2025;

(xiv)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 2 April 2025;

(xv)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 29 April 2025;

(xvi)	the information contained in Exhibit 1 (Pillar 3 Report) to the Bank’s report on Form 6-K dated 5 May 2025;

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(xvii)	the information contained in Exhibit 1 (excluding the “Independent auditor’s review report to the shareholders of Westpac Banking Corporation” on pages 111 and 112 of such Exhibit) and Exhibit 101 to the Bank’s report on Form 6-K dated 6 May 2025;

(xviii)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 27 May 2025;

(xix)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 4 June 2025; and

(xx)	the information contained in the Bank’s report on Form 6-K, excluding the information set forth in Exhibit 1, dated 10 June 2025;

(b)	the Indenture;

(c)	the certificate of registration and the constitution of the Bank; and

(d)	the resolutions of the board of directors of the Bank and the approvals of officers of the Bank pursuant to those resolutions authorising the filing of the Registration Statement and the Prospectus, the execution and delivery of the Indenture and the issue of the Notes.

In this opinion “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

2	Assumptions

We have assumed:

(a)	the authenticity of all dates, signatures, seals, duty stamps and markings;

(b)	the completeness, and conformity to originals, of all documents submitted to us;

(c)	that:

(i)	all authorisations specified above remain in full force and effect; and

(ii)	all authorisations required for the Trustee to enter into the Indenture have been obtained and remain in full force and effect;

(d)	that:

(i)	any future amendment to the Indenture does not in any way affect the matters opined upon in this opinion;

(ii)	there has been no breach or repudiation of, or waiver of any rights or obligations under the Indenture; and

(iii)	the Bank and the Trustee remain ready, willing and able to perform their respective obligations under the Indenture;

(e)	that the Indenture and the Notes have been executed and delivered and, in the case of the Notes, authenticated by duly authorised signatories and delivered outside Australia in the form which we have examined and that all formalities required under the laws of the place of execution of the Indenture have been complied with by the Bank and the Trustee;

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(f)	that the obligations under the Indenture and the Notes are valid and binding obligations of the Bank and the Trustee under all relevant laws (including the laws of the Relevant Jurisdictions except insofar as they affect the obligations of the Bank);

(g)	that all the provisions in the Indenture have been, and will be, strictly complied with by the Bank and the Trustee;

(h)	that the Notes have been, and will be, offered and sold in compliance with all relevant laws and in the manner contemplated by the Registration Statement, the Prospectus and the Indenture;

(i)	that:

(i)	the resolutions of the boards of directors referred to in paragraph 1(d) were properly passed (including that any meeting convened was properly convened);

(ii)	all directors who participated and voted were entitled so to do;

(iii)	the directors and officers of the Bank granting the approvals referred to in paragraph 1(d) have properly performed their duties; and

(iv)	all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were duly observed,

but there is nothing in the searches referred to in paragraph 3 or on the face of the extract of the authorisations referred to in paragraph 1(d) that would lead us to believe otherwise;

(j)	that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

(k)	that immediately following:

(i)	execution of the Indenture, the Bank was solvent; and

(ii)	issue of the Notes, the Bank will be solvent;

(l)	that the Trustee is not a related party of the Bank for the purposes of the Corporations Act 2001 of Australia (“Corporations Act”); and

(m)	that no person has been, or will be, engaged in conduct that is unconscionable, dishonest or misleading or deceptive or likely to mislead or deceive (whether by act or omission) that might make any part of this opinion incorrect and there are no facts or circumstances not evident from the face of the documents listed in paragraph 1 that might make any part of this opinion incorrect.

We have not taken any steps to verify these assumptions and assume that you do not know or suspect that any of these assumptions is incorrect.

3	Searches

We have examined and rely on:

(a)	an extract of company information for the Bank obtained from the Australian Securities and Investments Commission (“ASIC”) in Sydney;

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(b)	the list of authorised deposit-taking institutions available from the website of the Australian Prudential Regulation Authority (“APRA”); and

(c)	a search of the insolvency notices website maintained by ASIC to determine if any notices have been published in relation to the Bank,

in each case as at, respectively, approximately 8.07am local time on 1 July 2025.

These records are not necessarily complete or up to date. We have not examined documents filed by the Bank with ASIC or APRA nor have we made any other searches.

4	Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

(a)	the Bank is incorporated and validly existing under the laws of Australia, is capable of suing and being sued in its corporate name and is authorised to carry on banking business under the Banking Act 1959 of Australia (“Banking Act”);

(b)	the Bank has the corporate power and authority to:

(i)	enter into the Indenture and observe its obligations under it; and

(ii)	issue the Notes and observe its obligations under them;

(c)	the Bank has taken all corporate action required on its part to authorise:

(i)	the filing of the Registration Statement, including the Prospectus, for the issue and sale of the Senior Debt Securities in an unlimited amount; and

(ii)	the execution, delivery and observance of its obligations under the Indenture and the Indenture has been duly executed and delivered by the Bank; and

(d)	insofar as the laws of the Relevant Jurisdictions are applicable, the Bank’s obligations under the Indenture and the Notes are legal, valid, binding and (subject to the terms of the Indenture) enforceable obligations of the Bank.

The expression “enforceable” means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms.

5	Qualifications

This opinion is subject to the following qualifications:

(a)	the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation, reconstruction, fraudulent transfer or moratoria), certain equitable remedies, by general law doctrines or statutory relief in relation to matters such as fraud, misrepresentation, mistake, duress, unconscionable conduct, unfair contracts legislation, frustration, estoppel, waiver, lapse of time, penalties, courts retaining their ability to adjudicate, public policy or illegality or similar laws and defences generally affecting creditors’ rights;

(b)	an obligation and the rights of a creditor with respect to it may be affected by laws relating to insolvency (including, without limitation, administration) and by a specific court order obtained under laws and defences generally affecting creditors’ rights (including, in the case of the Bank, sections 13A and 16 of the Banking Act and section 86 of the Reserve Bank Act 1959 of Australia as described in the Prospectus);

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(c)	the rights of a party to enforce its rights against the Bank may be limited or affected by:

(i)	breaches by that party of its obligations under the Indenture or the Notes, or misrepresentations made by it in, or in connection with, the Indenture or the Notes;

(ii)	conduct of that party which is unlawful;

(iii)	conduct of that party which gives rise to an estoppel or claim by the Bank; or

(iv)	the Australian Code of Banking Practice if adopted by that party;

(d)	the availability of certain equitable remedies (including, without limitation, injunctions and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

(e)	an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

(f)	a provision that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

(g)	the laws of the Relevant Jurisdictions may require that:

(i)	parties act reasonably and in good faith in their dealings with each other, including, without limitation, in exercising rights, powers or discretions or forming opinions;

(ii)	discretions are exercised reasonably; and

(iii)	opinions are based on good faith;

(h)	a party entering into the Indenture may, in doing so, be acting, or later be held to have acted, in the capacity of a trustee under an undocumented or partially documented constructive, implied or resulting trust which may have arisen as a consequence of that party’s conduct;

(i)	the question whether a provision of the Indenture which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

(j)	an indemnity for legal costs may be unenforceable;

(k)	we express no opinion as to:

(i)	any provision of a document that requires a person to do or not do something that is not clearly identified in the provision, or to comply with another document;

(ii)	provisions precluding oral amendments or waivers;

(iii)	Australian tax law;

(iv)	whether the Bank is or will be complying with, or is or will be required to do or not to do anything by, the prudential standards, prudential regulations or any directions made by APRA or under the Banking Act;

(v)	the accuracy, completeness, correctness or suitability of any formula, equation or mathematical calculation set out in any document. If any formula, equation or mathematical calculation is inaccurate, incomplete or unsuitable for the purpose of determining the amounts or matters for which it has been included, then a court may find that the relevant formula, equation or mathematical calculation is void for uncertainty; or

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(vi)	any:

(A)	proposal to introduce or change a law, or any pending change in law;

(B)	law which has been enacted and has not commenced, or if it has commenced, has not started to apply; or

(C)	pending judgment, or the possibility of an appeal from a judgment, of any court; or

(D)	the implications of any of them;

(l)	laws in connection with sanctions, terrorism or money laundering may restrict or prohibit payments, transactions and dealings in certain cases;

(m)	a court will not give effect to a currency indemnity, a choice of laws to govern a document or a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions. However, we consider it is unlikely that a court in the Relevant Jurisdictions would reach such a conclusion in relation to New York law;

(n)	under laws relating to financial sector entities and related bodies (including the Banking Act and the Financial Sector (Transfer and Restructure) Act 1999 of Australia), neither a contract to which the Bank is a party nor any other party to a contract to which the Bank is a party may deny any obligations under that contract, accelerate any debt under that contract, close out any transaction relating to that contract or enforce security under that contract on grounds including that:

(i)	the Bank or a related body is subject to a direction by APRA;

(ii)	a Banking Act statutory manager (as defined in the Banking Act):

(A)	is in control or is appointed to take control of the Bank’s business or that of a related body; or

(B)	takes various actions in respect of any shares in the Bank or a related body; or

(iii)	APRA issues a certificate to transfer compulsorily all or part of the business of the Bank or a related body or an act is done for the purposes of such a transfer;

(o)	a payment made under mistake may be liable to restitution;

(p)	we express no opinion on whether unfair contract terms legislation applies to a document (e.g. if it is a standard form document), but note that if it does and the relevant document includes any provision which is an unfair term, among other things, that provision may be void and civil penalties may apply; and

(q)	we express no opinion in respect of the Registration Statement or the Prospectus (and for the avoidance of doubt, including the documents incorporated by reference in those documents) and we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in those documents, or that no material facts have been omitted from them. Furthermore, we express no opinion as to whether the Registration Statement or the Prospectus contain all the information required in order for the issuance, offer and sale of the Notes not to constitute misleading or deceptive conduct within the meaning of the Corporations Act or any analogous prohibited conduct under any other law.

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We consent to the filing of this opinion as an exhibit to the Registration Statement when filed by the Bank with the SEC, to this opinion being incorporated by reference in the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby concede or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

We also consent to Debevoise & Plimpton LLP relying on this opinion for the purpose of the opinion given by them and filed as an exhibit to the Registration Statement.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters and we have no obligation to update it.

Yours faithfully

/s/ King & Wood Mallesons

King & Wood Mallesons

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Philip Harvey | Partner
King & Wood Mallesons

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M +61 439 190 394
E philip.harvey@au.kwm.com
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